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                                                                EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements pertaining of PDG Environmental, Inc. Amended and Restated Incentive Stock Option Plan on Form S-8 of our report dated April 7, 2004 relating to our audit of the consolidated financial statements of PDG Environmental, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2004. We also consent to the reference to our firm in the Experts section of this registration statement.



/s/ Parente Randolph, LLC


Pittsburgh, Pennsylvania
May 27, 2004